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                                                                 Exhibit 10.34.2
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               AMENDMENT TO PROMISSORY NOTE DATED JANUARY 3, 1998

                                                                    New York, NY
                                                                   April 1, 1998

The Promissory Note dated January 3, 1998 between Yehuda Harats and Electric Fuel Corporation (EFC) is hereby amended as follows:

Mr. Harats will bear no personal liability on the principal and accrued interest of this Note, unless he is Terminated by EFC for Cause, as defined in Section 6(c) of the Amended and Restated Employment Agreement ("Employment Agreement"), dated October 1, 1996.

The Company will have recourse only to Compensation due Mr. Harats upon Termination as per Section 7(b) of the Employment Agreement, and excludes the release of Mr. Harats' Manager's Insurance and Education Fund as per Sections 4(a) and 4(b) of the Employment Agreement.

All stock pledged to the Company under this Promissory Note is hereby released.

This Note shall be deemed to have been made under and shall in all respects be governed by the internal laws of the State of Delaware without reference to conflicts of laws.

IN WITNESS WHEREOF, this Note has been duly executed and delivered by

    /s/   Yehuda Harats
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AGREED AND APPROVED

    /s/   Robert Ehrlich
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Robert Ehrlich, Chairman of the Board
Electric Fuel Corporation